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                                 EXHIBIT 10.31





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                     FIRST FINANCIAL MANAGEMENT CORPORATION

                           NON-QUALIFIED STOCK OPTION



        Pursuant to authorization on March 22, 1994 by the Compensation Committee of the Board of Directors (the "Compensation Committee") of First Financial Management Corporation, a Georgia corporation ("FFMC"), FFMC hereby grants to Patrick H. Thomas (the "Holder"), a Non-Qualified Stock Option to purchase from the Corporation Five Hundred Thousand (500,000) fully paid and non assessable shares of the common stock, $.10 par value, of the Corporation at a price of $57.25 per share. This Option has been granted pursuant to the 1988 Incentive Stock Plan (the "Plan") of the Corporation adopted by its Board of Directors on February 5, 1988, and as amended through January 30, 1991, and is subject to all of the terms, conditions and provisions of that Plan. A copy of the Plan is attached hereto and made a part of this Option as if fully set out herein.

        1. At December 31 of each year beginning in 1995 and ending in 1999, this Option may be exercised as to one- fifth of the total number of shares covered hereby. Such right to purchase in each year up to one-fifth of the total number of shares covered hereby shall be cumulative, so that any shares eligible for purchase, but not so purchased, in any year shall be added to the number of shares which may be purchased in any following year. Beginning on December 31, 1999, and continuing until March 21, 2004, this Option may be exercised as to all shares covered hereby. This Option will terminate at the close of business on March 21, 2004.

        2. Notwithstanding the exercise provisions provided above and any conflicting provision in section 6(g) of the Plan, and subject to the provisions in paragraph 3 of this Option, this Option may be exercised at any time prior to its termination as to the full 500,000 shares upon:

          a. The acquisition (other than from FFMC) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, any employee benefit plan of FFMC or its subsidiaries which acquires beneficial ownership of voting securities of FFMC) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either the then outstanding shares of FFMC Common Stock or the combined voting power of FFMC's then outstanding voting securities entitled to vote generally in the election of directors, or

          b. The failure for any reason of individuals who constitute the Incumbent Board to continue to constitute at least a majority of the Board, or





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          c.     Approval by the stockholders of FFMC of a reorganization,
                 merger or consolidation, in each case, with respect to which the shares of FFMC voting stock outstanding immediately prior to such reorganization, merger or consolidation do not constitute or become exchanged for or converted into more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of FFMC or of the sale of all or substantially all of the assets of FFMC, or

          d. A tender offer or exchange offer being made for at least 25% of the outstanding shares of FFMC Common Stock other than one made by FFMC, provided that the person, corporation or other entity making such offer purchases or otherwise acquired shares of FFMC Common Stock pursuant to such offer.

          3. If this Option is exercised within the first six months following the date of grant, the shares of FFMC Common Stock received upon such exercise may not be sold within the first six months from the date of grant.

          4. For purposes of this Option Agreement, the "Incumbent Board" at any time shall mean the persons who are then members of the Board and who
(a) are members of the Board as of the date hereof, or (b) become members of the Board hereafter upon election, or nomination for election by FFMC's shareholders, by a vote of at least a majority of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the elections of the directors of FFMC, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act).

          5. Payment for shares purchased pursuant to this Option may be in cash or by delivery of shares of FFMC Common Stock at their fair market value on the date of delivery. Only shares of FFMC Common Stock held by the Holder for at least six months prior to delivery may be used as payment for shares purchased pursuant to this Option.

          6. The Compensation Committee hereby consents to any Stock Surrender Withholding Election (as defined in the Plan) hereafter made by the Holder in accordance with the requirements of Section 9 of the Plan, subject to the limitation contained in paragraph 7 of this Option. At the election of the Holder, "federal, state and local withholding tax requirements" (as used in Section 9 of the Plan) shall be deemed to be any amount designated by the Holder which does not exceed his estimated federal, state and local tax obligations associated with the exercise of this Option, including FICA taxes to the extent applicable.

          7. The Holder shall be entitled to satisfy estimated tax liabilities in excess of actual federal, state and local withholding requirements through a Stock Surrender





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Withholding Election only by the surrender of shares of FFMC Common Stock held by him for at least six months prior to delivery to FFMC.

Executed as of the 22nd day of March, 1994.


                                  FIRST FINANCIAL MANAGEMENT CORPORATION


                                  By: /s/ Robert E. Coleman
                                      --------------------------------------
                                      Robert E. Coleman
                                      Chairman of the Compensation Committee


                                  THE HOLDER


                                  By:  /s/ Patrick H. Thomas
                                       ---------------------
                                       Patrick H. Thomas





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